                                                                  EXECUTION COPY



                                                                    EXHIBIT 4.10

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                          THIRD SUPPLEMENTAL INDENTURE


                       INTERNATIONAL TRANSMISSION COMPANY


                                       TO


                    THE BANK OF NEW YORK TRUST COMPANY, N.A.


                                     Trustee


                          ____________________________


                           Dated as of March 28, 2006

                          ____________________________


               Supplementing the First Mortgage and Deed of Trust
                            Dated as of July 15, 2003

           THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS
                 Establishing a series of Securities designated
                     6.125% First Mortgage Bonds, Series C



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
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............4

     Section 101. Definitions..................................................4

ARTICLE TWO TITLE, FORM AND TERMS OF THE SERIES C BONDS........................6

     Section 201. Title of the Series C Bonds..................................6
     Section 202. Form and Terms of the Series C Bonds.........................6
     Section 203. Execution and Authentication.................................7
     Section 204. Depositary for Global Securities.............................7
     Section 205. Place of Payment.............................................7
     Section 206. Legends......................................................7
     Section 207. Restrictions on Transfer and Exchange of Series C Bonds......9
     Section 208. Book-Entry Provisions for Restricted Global Securities
                  and Regulation S Global Securities..........................10
     Section 209. Special Transfer Provisions.................................11

ARTICLE THREE REDEMPTION......................................................13

ARTICLE FOUR MAINTENANCE AND RENEWAL..........................................14

ARTICLE FIVE REPORTS..........................................................15

ARTICLE SIX NET EARNINGS CERTIFICATE..........................................16

ARTICLE SEVEN LIEN............................................................16

ARTICLE EIGHT MISCELLANEOUS PROVISIONS........................................17


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

     THIRD SUPPLEMENTAL INDENTURE, dated as of March 28, 2006, between International Transmission Company, a corporation organized and existing under the laws of the State of Michigan (herein called the "COMPANY"), having its principal office at 39500 Orchard Hill Place, Suite 200, Novi, MI 48375 and THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor to BNY MIDWEST TRUST COMPANY), a national banking association, as Trustee (herein called the "TRUSTEE"), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60630.

     RECITALS OF THE COMPANY

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of July 15, 2003 (the "ORIGINAL INDENTURE") providing for the issuance by the Company from time to time of its bonds, notes and other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the "SECURITIES") and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and for the purpose of amending and supplementing and further confirming the lien of the Indenture;

     WHEREAS, the Company has heretofore executed and delivered the following Supplemental Indentures, each dated as hereinafter set forth:

     Instrument                                                 Date
     ----------                                                 ----

     First Supplemental Indenture                               July 15, 2003

     Second Supplemental Indenture                              July 15, 2003

     Amendment to Second Supplemental Indenture                 January 19, 2005

     Second Amendment to Second Supplemental Indenture          March 24, 2006


     WHEREAS, the Original Indenture and the First Supplemental Indenture and the Second Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Exhibit A attached hereto and incorporated herein by reference;

     WHEREAS, there have heretofore been issued under the Indenture Securities of series and in principal amounts as follows:

                                                                     Principal
          Title                                   Issued               Amount
          -----                                   ------            ------------

          4.45% First Mortgage Bonds, Series A,   July 16, 2003     $185,000,000
     due July 15, 2013

          First Mortgage Bonds, Series B,         July 16, 2003     $ 15,000,000
     due March 10, 2010
                                                  January 4, 2004   $ 10,000,000

                                                  January 19, 2005  $ 50,000,000

     WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Third Supplemental Indenture (the "THIRD SUPPLEMENTAL INDENTURE") to the Original Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a series of Securities to be designated and in such initial aggregate principal amount as further set out in Section 202 hereof; and

     WHEREAS, all things necessary to make the Securities issued pursuant to this Third Supplemental Indenture, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     GRANTING CLAUSES

     NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Third Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following (subject, however, to the terms and conditions set forth in the Original Indenture and herein):

     GRANTING CLAUSE FIRST

     All right, title and interest of the Company, as of the date of the execution and delivery of the Original Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the State of Michigan (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property so located (other than Excepted Property): (a) all real property owned in fee, easements and other interests in real property which are specifically described or referred to in Exhibit A attached to the Original Indenture and Exhibit D hereto and incorporated by reference herein; (b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; (c) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes; (d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above; (e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above; (f) all of


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

the foregoing property in the process of construction; and (g) (except as expressly excepted in the Original Indenture or herein) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

     GRANTING CLAUSE SECOND

     Subject to the applicable exceptions permitted by Section 8.09(d), Section
13.03 and Section 13.05 of the Original Indenture, all right, title and interest of the Company in all property of every kind and description and wheresoever situate, real, personal and mixed (other than Excepted Property), including the properties described in Exhibit D hereto, which may have been acquired by the Company after the date of the Original Indenture or be hereafter acquired, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of the Original Indenture, and any Indentures supplemental thereto, including this Third Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of the Original Indenture, and any Indentures supplemental thereto, including this Third Supplemental Indenture, as originally executed and delivered;

     GRANTING CLAUSE THIRD

     Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Third Supplemental Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to this Third Supplemental Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

     GRANTING CLAUSE FOURTH

     All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

     EXCEPTED PROPERTY

     Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to all Excepted Property, whether now owned or hereafter acquired;

     TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

     SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture, as originally executed and delivered, (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens) and (c) Permitted Liens;

     IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

     PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 of the Original Indenture, then and in that case the Original Indenture shall terminate, and, upon request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Original Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

     THE PARTIES HEREBY COVENANT AND AGREE as follows:

     ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

     SECTION 101. DEFINITIONS. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

     "ADJUSTED TREASURY RATE" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, plus 0.25%.

     "AGENT MEMBER" has the meaning given to such term in Section 208(a) hereof.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series C Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such Series C Bonds.

     "COMPARABLE TREASURY PRICE" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "DEFINITIVE SECURITIES" has the meaning given to such term in Section 202(e) hereof.

     "DEPOSITARY" MEANS DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

     "DISTRIBUTION COMPLIANCE PERIOD" has the meaning given to such term in
Section 202(c) hereof.

     "DTC" means The Depository Trust Company, a New York corporation, having a principal office at 55 Water Street, New York, New York 10041-0099.

     "GLOBAL SECURITIES" has the meaning given to such term in Section 202(c) hereof.

     "INDENTURE" means the Original Indenture, as amended and supplemented by any and all indentures supplemental thereto, including this Third Supplemental Indenture.

     "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "INITIAL PURCHASER" means Credit Suisse Securities (USA) LLC


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


     "ISSUE DATE" means March 28, 2006, the date on which the Series C Bonds are originally issued under this Third Supplemental Indenture.

     "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

     "PERMANENT REGULATION S GLOBAL SECURITY" has the meaning given to such term in Section 202(c) hereof.

     "QIB" means "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "REFERENCE TREASURY DEALER" means Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing is not a primary U.S. Government securities dealer in New York City (a "PRIMARY TREASURY DEALER"), the Company will appoint another Primary Treasury Dealer as a substitute.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such Redemption Date.

     "REGULATION S" means Regulation S promulgated under the Securities Act.

     "REGULATION S DEFINITIVE SECURITY" has the meaning given to such term in
Section 208(c) hereof.

     "REGULATION S GLOBAL SECURITY" has the meaning given to such term in
Section 202(c) hereof.

     "REGULATION S SECURITIES" means Series C Bonds offered and sold as part of their initial distribution to persons outside the United States in accordance with Regulation S under the Securities Act.

     "RESTRICTED DEFINITIVE SECURITIES" means each of the Definitive Securities that are required to bear the Restricted Legend.

     "RESTRICTED GLOBAL SECURITY" has the meaning given to such term in
Section 202(b) hereof.

     "RESTRICTED LEGEND" has the meaning given to such term in Section 206(a) hereof.

     "RESTRICTED SECURITIES" has the meaning given to such term in Section 206(a) hereof.

     "RULE 144A" means Rule 144A under the Securities Act.

     "RULE 144A DEFINITIVE SECURITIES" has the meaning given to such term in
Section 208(c) hereof.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SERIES C BONDS" has the meaning given to such term in Section 201 hereof.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

     "TEMPORARY REGULATION S GLOBAL SECURITY" has the meaning given to such term in Section 202(c) hereof.

     ARTICLE TWO

TITLE, FORM AND TERMS OF THE SERIES C BONDS

     Section 201. Title of the Series C Bonds. This Third Supplemental Indenture hereby creates a series of Securities designated as the "6.125% First Mortgage Bonds, Series C, due March 31, 2036" of the Company (the "SERIES C BONDS").

     Section 202. Form and Terms of the Series C Bonds. For purposes of the Original Indenture, the Series C Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Series C Bonds shall be in the principal amount of $100,000,000. In accordance with Sections 2.01 and 3.01 of the Original Indenture, this Third Supplemental Indenture hereby provides that the Series C Bonds (x) shall be payable in such amounts and in the manner as set forth therein (the form of which is substantially as set forth in Exhibit B attached hereto) and in the Original Indenture at the rates specified in the Series C Bonds, (y) and shall have the form and such other terms as set forth in this Third Supplemental Indenture, the Series C Bonds and the Original Indenture (except to the extent specifically provided for in this Third Supplemental Indenture or in the Series C Bonds).

     (a) The Series C Bonds issued in transactions exempt from registration under the Securities Act shall be substantially in the form of Exhibit B attached hereto. The Series C Bonds may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage. The terms of the Series C Bonds set forth in Exhibit B are herein incorporated by reference and are part of the terms of this Third Supplemental Indenture.

     (b) The Series C Bonds will be offered and sold by the Company pursuant to the terms of a purchase agreement and will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S. Each such purchaser of the Series C Bonds so initially resold will be deemed by their acceptance of the Series C Bonds to have represented and agreed as follows: it (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the bonds for its own account or for the account of a QIB or (B) is not a U.S. person and is purchasing the bonds in an offshore transaction pursuant to Regulation S.

     (c) The Series C Bonds initially resold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more Global Securities substantially in the form of Exhibit B attached hereto with such applicable legends as are provided for in Section 206 and 208 (each, a "RESTRICTED GLOBAL SECURITY") duly executed by the Company and duly authenticated by the Trustee as herein provided. The Restricted Global Security shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with The Bank of New York Trust Company, N.A., at its corporate trust office, as custodian for the Depositary. The aggregate principal amount of any Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 209 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.

     (d) The Series C Bonds initially resold outside the United States in reliance on Regulation S shall be issued, and will only be available, initially in the form of one or more temporary global Securities substantially in the form of Exhibit B hereto with such applicable legends as are provided for in Sections 206 and 208 (the "TEMPORARY REGULATION S GLOBAL SECURITY") duly executed by the Company and duly authenticated by the Trustee as herein provided. Except as herein provided, beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Restricted Global Security, the permanent Regulation S Global Securities substantially in the form of Exhibit B hereto (each, a "PERMANENT REGULATION S GLOBAL SECURITY") duly executed by the Company and duly authenticated by the Trustee as herein provided or a Definitive Security prior to the expiration of the Distribution Compliance period and then only upon certification in accordance with Regulation S under the Securities Act, in form reasonably satisfactory to the Trustee, to the effect that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act. The Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as the "REGULATION S GLOBAL SECURITY." The Regulation S Global Securities shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with The Bank of New York Trust Company, N.A., at its corporate trust office, as custodian for the Depositary, for credit initially and during the Distribution Compliance Period to the respective accounts of beneficial owners of such Series C Bonds (or to such other accounts as they may direct) at Euroclear S.A./N.V. or Clearstream Banking, Societe Anonyme. As used herein, the term "DISTRIBUTION COMPLIANCE PERIOD," with respect to the Regulation S Global Securities offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Series C Bonds are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and
(ii) the Issue Date. The aggregate principal amount of any Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 209 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security. The Restricted Global Security and Regulation S Global Security are sometimes collectively referred to herein as the "GLOBAL SECURITIES."

     (e) Series C Bonds issued pursuant to Section 208(c) in exchange for interests in a Global Security shall be issued substantially in the form of Exhibit B hereto in definitive, fully registered form without interest coupons, but shall not bear the legend for Global Securities in Section 208(b) (the "DEFINITIVE SECURITIES"). Except as provided herein, owners of beneficial interests in Global Securities shall not be entitled to physical delivery of Definitive Securities.

     Section 203. Execution and Authentication. The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Third Supplemental Indenture, shall authenticate and deliver Series C Bonds for original issue in an initial aggregate principal amount of $100,000,000. Such Company Order shall specify the amount of the Series C Bonds to be authenticated, the date on which the original issue of Series C Bonds is to be authenticated and the aggregate principal amount of Series C Bonds outstanding on the date of authentication. All of the Series C Bonds issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, and offers to purchase.

     Section 204. Depositary for Global Securities. The Depositary for the Series C Bonds initially shall be DTC.

     Section 205. Place of Payment. The Place of Payment in respect of the Series C Bonds will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee in The City of New York, State of New York which, at the date hereof, is located at 101 Barclay Street, New York, New York 10286.

     Section 206. Legends.

     (a) All Series C Bonds issued pursuant to this Third Supplemental Indenture shall be "RESTRICTED SECURITIES" and shall bear a legend to the following effect (the "RESTRICTED LEGEND") except as permitted by the following paragraph (b) or (c), as appropriate:

     "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN

AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR
(V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

     Each Restricted Definitive Security shall bear the following legend on the face thereof:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     Each Temporary Regulation S Global Security shall bear the following legend on the face thereof:

     "EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR S.A./N.V. OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

     BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR S.A./N.V. OR CLEARSTREAM BANKING, SOCIETE ANONYME."

     (b) Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act, the Depositary shall, subject to approval by the Company and the provisions of Section 3.05 of the Original Indenture, permit the Holder thereof to request the issuance of a Series C Bond that does not bear one or more of the legends set forth above and rescind any restrictions on the transfer of such Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Depositary.

     (c) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Series C Bonds acquired pursuant to Regulation S, all requirements that such Series C Bonds bear the Restricted Legend shall cease to apply (but requirements requiring such Series C Bonds to be in global form and bear the global legend in Section 208 shall continue to apply).

     Section 207. Restrictions on Transfer and Exchange of Series C Bonds. All Series C Bonds issued upon any registration of transfer or exchange of Series C Bonds shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under the Original Indenture and this Third Supplemental Indenture, as the Series C Bonds surrendered upon such registration of transfer or exchange.

     A Holder may transfer a Series C Bond, or request that a Series C Bond be exchanged for Series C Bonds in authorized denominations and in an aggregate principal amount equal to the principal amount of such Series C Bond surrendered for exchange of other authorized denominations, by surrender of such Series C Bonds to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Original Indenture and this Third Supplemental Indenture, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Security Registrar. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register. Prior to the registration of any transfer of a Series C Bond by a Holder as provided herein, the Company, the Security Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Series C Bond is registered on the Security Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Series C Bond and for all other purposes, and none of the Company, the Security Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary. Furthermore, the Depositary shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry. When Series C Bonds are presented to the Security Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Series C Bond in a principal amount equal to the aggregate principal amount of Series C Bonds surrendered for exchange, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

     To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Series C Bonds at the Security Registrar's request. No service charge shall be made to a Holder for any registration of transfer or exchange of Series C Bonds, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Series C Bonds. All Series C Bonds surrendered for registration of transfer or exchange shall be cancelled by the Trustee in accordance with its then customary procedures.

     Section 208. Book-Entry Provisions for Restricted Global Securities and Regulation S Global Securities.

     (a) Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under the Original Indenture, this Third Supplemental Indenture and the Series C Bonds with respect to any Global Security held on their behalf by DTC, or The Bank of New York Trust Company, N.A., as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Security. Upon the issuance of any Global Security, the Security Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Security.

     Transfers of any Global Security shall be limited to transfers of such Restricted Global Security or Regulation S Global Security in whole, but not in part, to the Depositary. Each Global Security shall bear the following legend:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

     Beneficial interests in the Restricted Global Security and any Regulation S Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 209.

     (c) Beneficial interests in a Restricted Global Security or a Regulation S Global Security shall be delivered to all beneficial owners thereof in the form of Rule 144A Definitive Securities ("RULE 144A DEFINITIVE SECURITIES") or Regulation S Definitive Securities ("REGULATION S DEFINITIVE SECURITIES"), as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as Depositary for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests.

     (d) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

     (e) In connection with the transfer of an entire Restricted Global Security or an entire Regulation S Global Security to the beneficial owners thereof pursuant to paragraph (c) of this Section 208, such Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, of authorized denominations. None of the Company, the Security Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, the Company and the Trustee shall recognize the Person in whose name the Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, are registered in the Security Register as Holders hereunder.

     (f) Any Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, delivered in exchange for an interest in the Restricted Global Security pursuant to paragraph (c) of this Section 208 shall, except as otherwise provided by paragraph (d) of Section 209, bear the Restricted Legend.

     (g) Prior to the expiration of the Distribution Compliance Period, any Regulation S Definitive Security delivered in exchange for an interest in a Regulation S Global Security pursuant to paragraph (c) of this Section 208 shall bear the Restricted Legend.

     (h) The registered holder of any Restricted Global Security or Regulation S Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Original Indenture or this Third Supplemental Indenture or the Series C Bonds.

     (i) Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

     Section 209. Special Transfer Provisions. The following provisions shall also apply to the Series C Bonds:

     (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Series C Bond required to bear the Restricted Legend to a QIB (excluding Non-U.S. Persons):

          (i) The Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Series C Bond stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Series C Bond stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that it is purchasing the Series C Bond for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

          (ii) Upon receipt by the Security Registrar of the documents required by clause (i) above and instructions given in accordance with DTC's and the Security Registrar's procedures therefor, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Security in an amount equal to the principal amount of the interests in such Regulation S Global Security being transferred, and the Trustee shall decrease the amount of such Regulation S Global Security so transferred.

     (b) Transfers of Interests in the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Regulation S Definitive Securities.

          (i) After the expiration of the Distribution Compliance Period, the Security Registrar shall register any transfer of interests in any Regulation S Global Security or Regulation S Definitive Security without requiring any additional certification.

          (ii) Until the expiration of the Distribution Compliance Period, interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred through Euroclear S.A./N.V. ("EUROCLEAR") or Clearstream Banking, Societe Anonyme ("CLEARSTREAM") (as indirect participants in the Depositary) or Agent Members acting for and on behalf of Euroclear and Clearstream only (x) for interests in a Permanent Regulation S Global Security and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Temporary Regulation S Global Security are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act or (y) for interests in the Restricted Global Security if the transferor first delivers to the Trustee a written transfer notice to the effect that the Series C Bonds are being transferred to a person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

     (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of a Series C Bond to a Non-U.S. Person:

          (i) Prior to the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer of a Series C Bond to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit C hereto from the proposed transferor.

          (ii) After the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer to any Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor. The Security Registrar shall promptly send a copy of such certificate to the Company.

          (iii) Upon receipt by the Security Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with DTC's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and, upon receipt by the Security Registrar of instructions given in accordance with DTC's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Restricted Global Security to be transferred, and the Trustee shall decrease the amount of such Restricted Global Security.

     (d) Restricted Legend. Upon the transfer, exchange or replacement of Series C Bonds not bearing the Restricted Legend, the Security Registrar shall deliver Series C Bonds that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Series C Bonds bearing the Restricted Legend, the Security Registrar shall deliver only Series C Bonds that bear the Restricted Legend unless there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (e) General. By acceptance of any Series C Bond bearing the Restricted Legend, each Holder of such Series C Bond acknowledges the restrictions on transfer of such Series C Bond set forth in such Restricted Legend and otherwise in this Third Supplemental Indenture and agrees that it will transfer such Series C Bond only as provided in such Restricted Legend and otherwise in this Third Supplemental Indenture. In connection with any transfer of Series C Bonds, each Holder agrees by its acceptance of the Series C Bonds to furnish the Security Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article Two; provided that the Security Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

     Until such time as no Series C Bonds remain Outstanding, the Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 208 or this Section 209. The Trustee, if not the Security Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Third Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Series C Bonds (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when required by the terms of, this Third Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the requirements hereof.

     In the event that any Global Security or any portion thereof is exchanged for Definitive Securities, such other Definitive Securities may be exchanged (by transfer or otherwise) for Definitive Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with procedures substantially consistent with this Article Two (including any certification requirements) and applicable procedures adopted by the Company and the Trustee.

     Until definitive Series C Bonds are ready for delivery, the Company may use temporary Series C Bonds. Temporary Series C Bonds shall be substantially in the form of definitive Series C Bonds but may have variations that the Company considers appropriate for temporary Series C Bonds. Without unreasonable delay, the Company shall deliver definitive Series C Bonds in exchange for temporary Series C Bonds.

     The Company may issue some or all of the Securities in temporary or permanent global form. The Company may issue a Global Security only to the Depositary. The Depositary may transfer a Global Security only to its nominee or to a successor Depositary. A Global Security shall represent the amount of Series C Bonds specified in the Global Security. A Global Security may have variations that the Depositary requires or that the Company considers appropriate for such a security.

     Beneficial owners of part or all of a Global Security are subject to the rules of the Depository as in effect from time to time.

     The Company, the Trustee and their agents shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between or among the Depositary, Agent Members and beneficial owners.

     The Company at any time may deliver Series C Bonds to the Trustee for cancellation. The Paying Agent, if not the Trustee, shall forward to the Trustee any Series C Bonds surrendered to them for payment or conversion. The Trustee shall cancel all Series C Bonds surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Series C Bonds according to its then customary practices. The Company may not issue new Series C Bonds to replace Series C Bonds that it has paid or which have been delivered to the Trustee for cancellation.

     ARTICLE THREE

REDEMPTION

     The Series C Bonds may be redeemed, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days' notice prior to the Redemption Date to the Holders, given as provided in the Original Indenture, as a whole or in part, at any time at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Series C Bonds being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that installments of interest on the Series C Bonds that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Series C Bonds registered as such at the close of business on the relevant record date according to the terms and provisions of the Original Indenture.

     In the event of a partial redemption of the Series C Bonds, the Company will issue new Series C Bonds for the unredeemed portion in the name of each Holder of the partially redeemed Series C Bonds.

     If less than all of the Series C Bonds are to be redeemed, the Series C Bonds will be redeemed by lot, pro rata by the Trustee or by such method of selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of Series C Bonds and portions of Series C Bonds in amounts of $1,000 or any integral multiples of $1,000 in excess thereof.

     Unless the Company defaults in payment of the Redemption Price, the portion of Series C Bonds called for redemption will no longer accrue interest on and after the Redemption Date.

     ARTICLE FOUR

MAINTENANCE AND RENEWAL

     (a) The Company covenants and agrees that, so long as any of the Series C Bonds are Outstanding, the Company will expend during each calendar year, and certify to the Trustee in an Officer's Certificate, an amount not less than 2.00% of the average amount of depreciable property of the Company at the beginning and at the end of such calendar year for one or more of the following purposes:

          (i) capital expenditures for the maintenance and repair of the utility properties of the Company subject to the Lien of the Original Indenture;

          (ii) the construction or acquisition of Property Additions on which the Original Indenture is a first Lien, subject only to Permitted Liens and Prepaid Liens; or

          (iii) the retirement, through purchase, payment or redemption, of Securities issued under and secured by the Indenture (including any future supplemental indenture pursuant to the Original Indenture).

     (b) The term "amount of depreciable property" shall mean as of any date the amount of Property Additions included at such date on the books of the Company which is depreciable, as determined in accordance with generally accepted accounting principles in the United States. The average of the amount of depreciable property shall mean the arithmetical average of the amount of depreciable property at the beginning, and the amount thereof at the end, of such calendar year. Partial years shall be prorated.

     If, in any calendar year, the required expenditures for the foregoing purposes are not made, the Company shall deposit with the Trustee on or before the first day of February next succeeding the close of such calendar year a sum in cash to the extent of any deficiency, after deducting (subject to the terms of the Indenture) any eligible credit for unused excess expenditures previously made for such purposes. Such cash may be applied to the redemption at the applicable Redemption Price, or to the repurchase, of Securities, or may be withdrawn to the extent of 100% of Property Additions.

     (c) Excess expenditures in any calendar year may be used to comply with the requirements of any subsequent year or years and Property Additions may be certified to comply with the provisions of clause (b) above; provided, that Property Additions so used, and Securities retired through expenditures so used, cannot be used for other purposes under this Third Supplemental Indenture; provided, further that, (i) no Retired Securities or expenditures for Funded Property which shall have been made the basis for authentication of Securities or the release of Mortgaged Property or the withdrawal of deposited cash or Securities or any other amounts under any other provision of the Indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company's property subject to the Lien of the Indenture, or which shall have previously been used or applied or certified to the Trustee to comply with this Article Four or any other provision of the Indenture and (ii) no retirement of Securities which shall have been made with moneys applied to such purpose pursuant to any provision of this Article Four or of Section 4.04 or 8.06 of the Original Indenture, shall be certified or used or applied for the purpose of complying with this Article or withdrawing any moneys paid to the Trustee pursuant to this Article Four. This Article Four shall not require the annual retirement by the Company of any specific amount of Outstanding Securities.

     (d) So long as any of the Series C Bonds are Outstanding, on or before the first day of February of each year beginning February 1, 2007, the Company shall deliver to the Trustee an Officer's Certificate showing in reasonable detail:
(1) the Company's expenditures pursuant to each of subclauses (a)(i), (a)(ii) and (a)(iii) above, or otherwise deposited with the Trustee pursuant to this Article Four; (2) any eligible credit for excess expenditures from prior periods and the extent to which the Company elects to have such excess applied to the period next preceding delivery of such Officer's Certificate; and (3) the amount of cash the Company is depositing with the Trustee concurrently with the delivery of such Officer's Certificate to comply with the requirements of this Article Four. Such Officer's Certificate shall also state that it complies with the requirements of this Article Four.

     (e) At the option of the Company, any moneys paid to and held by the Trustee under the provisions of subclause (b) of this Section shall, upon the written request of the Company pursuant to an Officer's Certificate, (1) be applied by the Trustee to the purchase in the open market of Securities of any series, at not exceeding the then applicable Redemption Price, if any, at which Securities of said series may then be redeemed or (2) be paid to or upon the order of the Company to the extent of (i) the principal amount of Securities of said series purchased or paid by the Company and delivered to the Trustee, cancelled or for cancellation and (ii) the accrued interest and the premium, if any, theretofore paid to the Trustee, as hereinabove provided, on such principal amount of Securities. The Company hereby covenants and agrees that it will pay to the Trustee from time to time in cash such additional sums, if any, as shall be paid or required to be paid by the Trustee as or for accrued interest and premium, if any, in respect of any Securities purchased or redeemed pursuant to the provisions of this Section.

     (f) Any and all Securities, the retirement (through payment or purchase) of which shall be certified to the Trustee in compliance with the provisions of this Article Four, shall be delivered to the Trustee at or before the time the same shall be so certified and shall thereupon be cancelled and destroyed by the Trustee, unless theretofore cancelled and destroyed. All other Securities received by the Trustee pursuant to any provision of this Article Four shall thereupon be cancelled and destroyed by the Trustee.

     ARTICLE FIVE

REPORTS

     In addition to the reports the Company must provide pursuant to the Original Indenture, the Company hereby covenants and agrees that:

     (a) whether or not required by the Commission, so long as any Series C Bonds are outstanding, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission's rules and regulations all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants;

     (b) whether or not required by the Commission, so long as any Series C Bonds are outstanding, the Company shall mail to the Trustee and the Holders, within five calendar days of the occurrence thereof, an Officers' Certificate providing notice of any of the following events, including in reasonable detail a summary of such event or events and the Company's plans in respect thereof, if any:

     (1) any change of control of the Company, including the name of the Person(s) acquiring control, the amount and source of the consideration used, the basis of the control, the date and description of the transaction resulting in the change of control, the percentage of beneficial ownership of voting securities of the Company owned by the Person gaining control, the identity of the Person from whom control was assumed and the effect of such change of control, if any, on any material agreements or arrangements of the Company;

     (2) any acquisition or disposition of any significant assets of the Company or any of its Subsidiaries, whether in one transaction or a series of related transactions;

     (3) any bankruptcy or receivership of the Company or any direct or indirect parent of the Company;

     (4) any change in the Company's or any of its Significant Subsidiaries' auditors;

     (5)  any resignation of any director of the Company;

     (6)  any change in the fiscal year of the Company; and

     (7) information with respect to the Company's results of operations, financial condition or prospects which, in the reasonable judgment of the Company, would be material to a Holder;

     provided, that at such time as the Company is required to file reports on Form 8-K, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission's rules and regulations the information required in current reports on Form 8-K that are required to be filed with the Commission in lieu of the information preceding this proviso of this clause (b);

     (c) following the filing of any information with the Commission, the Company shall make such information available to prospective investors in any Series C Bonds upon their request; and

     (d) furnish to the Holders and to prospective investors in the Series C Bonds, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Series C Bonds are not freely transferable under the Securities Act.

     At the request of the Company, the Trustee shall assist the Company in the mailing to Holders of any of the aforesaid information, reports and certificates pursuant to clauses (a), (b) and/or (c) above. If the Trustee delivers the foregoing information to the Holders on behalf of the Company, the Company shall not be required to deliver such information. Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act (if this Third Supplemental Indenture shall become qualified and subject to the Trust Indenture Act), delivery of such information, reports and certificates, or such annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

     ARTICLE SIX

NET EARNINGS CERTIFICATE

     Notwithstanding Section 1.04 or any other provision of the Original Indenture, the Net Earnings Certificate delivered in connection with the initial issuance of Series C Bonds on the Issue Date shall be made and signed by an Accountant if it is not signed by an independent public accountant.

     ARTICLE SEVEN

LIEN

     The Series C Bonds are entitled to the benefit of the Lien under the Indenture, including, without limitation, the Lien on the property referred to in Exhibit A to the Original Indenture.

     ARTICLE EIGHT

MISCELLANEOUS PROVISIONS

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Third Supplemental Indenture, the Series C Bonds or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company. The Trustee shall not be accountable for the use or the application by the Company of the Series C Bonds or of the proceeds thereof.

     Except as expressly amended and supplemented hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all of its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This Third Supplemental Indenture and the Series C Bonds shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Third Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, this Third Supplemental Indenture and the Series C Bonds shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Third Supplemental Indenture and the Series C Bonds shall be governed by the law of such jurisdiction to the extent mandatory.



     This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

                                      INTERNATIONAL TRANSMISSION COMPANY



                                      By: /s/ Daniel J. Oginsky
                                         ---------------------------------------
                                         Name:  Daniel J. Oginsky
                                         Title: Vice President and
                                                General Counsel


                                      THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                      By: /s/ Roxane Ellwanger
                                         ---------------------------------------
                                         Name:  Roxane Ellwanger
                                         Title: Assistant Vice President

     STATE OF MICHIGAN       )

                             ) ss.:_____________

     COUNTY OF Oakland       )


     On this 23rd day of March 2006, before me personally appeared Daniel J. Oginsky, to me known to be Vice President and General Counsel of INTERNATIONAL TRANSMISSION COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said Corporation.

     On the 23rd day of March in the year 2006 before me personally came Daniel
J. Oginsky to me known, who, being by me duly sworn, did depose and say that he resides at 10414 Greenbriar, Brighton, Michigan; that he is Vice President and General Counsel of INTERNATIONAL TRANSMISSION COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



     /s/ Dorothy A. Golob

     Notary Public

     Oakland, County, Michigan

     My Commission expires:   10/21/2010

     Acting in the County of: Oakland

     STATE OF ILLINOIS )

                       ) ss.:

     COUNTY OF COOK    )


     On the 20th day of March in the year 2006 before me, the undersigned, personally appeared Roxane Ellwanger, Assistant Vice President of The Bank of New York Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.


     /s/ A. Hernandez
     -----------------------------------
     Print Name:


     Notary Public in and for the State of Illinois
Commission expires: 7/8/08



Drafted by:
Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, New York 10005

When recorded return to:
The Bank of New York Trust Company
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60630
Attention: Corporate Trust Administration/Roxane Ellwanger

     EXHIBIT A

     The recording information for the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, each recorded in the Offices of the Register of Deeds in the Michigan Counties as indicated, is as follows:

     County            Original Indenture      First Supp         Second Supp
     ----------        ------------------      -------------      -------------
     Huron             L991; P520              L992; P26          L993; P26

     Lapeer            L1751; P1               L1752; P1          L1754; P1

     Livingston        L4026; P332             L4027; P2          L4033; P2

     Macomb            L13839; P1              L13840; P1         L13850; P1

     Monroe            L2520; P681             L2521; P1          L2524; P529

     Oakland           L30354; P1              L30355; P1         L30356; P1

     Sanilac           L774; P152              L775; P424         L777; P394

     St. Clair         L2846; P627             L2847; P753        L2903; P236

     Tuscola           L942; P378              L943; P1           L944; P124

     Washtenaw         L4284; P485             L4284; P486        L4285; P136

     Wayne             L38882; P1              L38882; P1324      L38882; P1991

                       L38882; P149            L38882; P1377      L38882; P2031

                       L38882; P289            L38882; P1433      L38882; P2066

                       L38882; P439            L38882; P1492      L38882; P2104

                       L38882; P584            L38882; P1549      L38882; P2145

                       L38882; P733            L38882; P1604      L38882; P2181

                       L38882; P880            L38882; P1661      L38882; P2220

                       L38882; P1028           L38882; P1714      L38882; P2255

                       L38882; P1175           L38882; P1771      L38882; P2294

                       L38877; P102            L38882; P1826      L38882; P2330

                       L38877; P247            L38882; P1882      L38882; P2368

                       L38877; P395            L38882; P1933      L38882; P2403

     EXHIBIT B

     [FORM OF FACE OF SERIES C BONDS]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*

     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]**

     [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]***

____________

*   To be included on the face of each Global Security.

** To be included on the face of each Restricted Global Security and Restricted Definitive Security.

*** To be included on the face of each Restricted Definitive Security.

     [EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR S.A./N.V. OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

     BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A,
(B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

     BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR S.A./N.V. OR CLEARSTREAM BANKING, SOCIETE ANONYME.]****

____________

**** To be included on the face of each Temporary Regulation S Global Security.

     INTERNATIONAL TRANSMISSION COMPANY
6.125% FIRST MORTGAGE BONDS, SERIES C DUE MARCH 31, 2036

               $_______________

     No.C__________ CUSIP _______________

               ISIN _______________


     INTERNATIONAL TRANSMISSION COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein called the "COMPANY," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of $________________ on March 31, 2036 and to pay interest thereon from March __, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 31 and September 30 in each year, commencing September 30, 2006, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture hereinafter referenced, at the rate of 6.125% per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series C Bond is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Series C Bond is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given as provided in the Indenture. Interest will be computed on the basis of a 360-day year of 30-day months.

     Payment of the principal of (and premium, if any) and interest on the Series C Bonds will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or place of business of the Trustee or its successor in trust under the Original Indenture hereinafter referenced, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; [if this Security is not a Global Security, insert -- provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [if this Security is a Global Security, insert--provided, however, that except with respect to payments of principal, payments shall be made by wire transfer of immediately available funds with respect to payments in respect of Global Securities if the Holders thereof have provided wire instructions in respect of such payments to the Company or the Paying Agent]. Holders must surrender Series C Bonds to a Paying Agent to collect principal payments.

     Reference is hereby made to the further provisions of the Series C Bonds set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture (hereinafter referenced), this Series C Bond shall not be entitled to any benefits under the Indenture (hereinafter referenced), or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, INTERNATIONAL TRANSMISSION COMPANY has caused this Series C Bond to be duly executed.



     Dated:    INTERNATIONAL TRANSMISSION COMPANY


               BY ______________________________

               Name:

               Title:

     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Series C Bonds of the series designated therein referred to in the within-mentioned Indenture.

     Date:     THE BANK OF NEW YORK TRUST COMPANY, N.A,

               as Trustee,

               BY: ______________________________

               Authorized Signatory

     [FORM OF REVERSE OF SERIES C BOND]

     This 6.125% First Mortgage Bond, Series C is one of the duly authorized issue of bonds, notes or other evidences of indebtedness of the Company (herein sometimes referred to as the "SERIES C BONDS"), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of July 15, 2003, as supplemented by the Third Supplemental Indenture, dated as of March 28, 2006 (as so supplemented, the "INDENTURE"), duly executed and delivered by the Company and The Bank of New York Trust Company, N.A., as Trustee (herein called the "TRUSTEE," which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Series C Bonds and of the terms upon which the Series C Bonds are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $100,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Series C Bonds, issue additional Securities, including additional Series C Bonds, which additional Series C Bonds shall, if issued, increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Series C Bonds issued on the Issue Date. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, aggregate principal amount, Stated Maturity, interest rate or method of calculating the interest rate, redemption provisions and in other respects as therein provided, may be issued in an unlimited amount.

     Series C Bonds may be redeemed in accordance with the procedures set forth in the Original Indenture on not less than 30 nor more than 60 days' notice prior to the Redemption Date thereof to the Holder thereof, given as provided in the Indenture, as a whole or in part, at any time at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Series C Bonds being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that installments of interest on the Series C Bonds that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the Holder of the Series C Bond registered as such at the close of business on the relevant Record Date according to the terms and provisions of the Indenture.

     The Series C Bonds are subject to the further redemption provisions and procedures set forth in the Indenture.

     The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Series C Bonds and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Series C Bonds shall occur and be continuing, the unpaid principal of the Series C Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

     No reference herein to the Indenture and no provision of the Series C Bonds or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Series C Bonds at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Series C Bonds is registrable in the Security Register, upon surrender of the Series C Bonds for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Series C Bonds are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series C Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Series C Bonds are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Series C Bonds are exchangeable for a like aggregate principal amount of Series C Bonds of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of the Series C Bonds for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Series C Bonds are registered as the owner hereof for all purposes, whether or not the Series C Bonds be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Series C Bonds are not subject to any sinking fund.

     The Series C Bonds are entitled to the benefit of the Lien under the Indenture.

     Each Holder, by accepting a Series C Bond, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

     This Series C Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if the Third Supplemental Indenture governing this Series C Bond shall become qualified and shall become subject to the Trust Indenture Act, this Series C Bond shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, the Series C Bond shall be governed by the law of such jurisdiction to the extent mandatory.


     All capitalized terms used but not defined in this Series C Bond shall have the meanings assigned to them in the Indenture.

     FORM OF TRANSFER NOTICE

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

     Insert Taxpayer Identification No.

     ______________________________

     ______________________________

     please print or typewrite name and address including zip code of assignee

     ______________________________

     the within Series C Bond and all rights thereunder, hereby irrevocably constituting and appointing

     ______________________________

     attorney to transfer said Series C Bond on the books of the Security Registrar with full power of substitution in the premises.

     [THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SERIES C BONDS,
EXCEPT REGULATION S GLOBAL SECURITIES AND
REGULATION S DEFINITIVE SECURITIES]

     In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date two years after the later of the original issuance of this Series C Bond or the last date on which this Series C Bond was held by International Transmission Company or any affiliate of International Transmission Company, the undersigned confirms that without utilizing any general solicitation or general advertising that:

     [Check One]

     [__] (a) the Series C Bonds are being transferred to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) (a "QIB") that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act;

     or

     [__] (b) the Series C Bonds are being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Series C Bond and the Indenture.

     If neither of the foregoing boxes is checked, the Security Registrar shall not be obligated to register this Series C Bond in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 209 of the Third Supplemental Indenture shall have been satisfied.

     Date: [___________, __] By: ________________

               [Name of Transferor]

     NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

     Signature Guarantee: ______________________


     SIGNATURE GUARANTEE


     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     EXHIBIT C

     [Form of Regulation S Transfer Certificate]

     [Date]

     International Transmission Company (the "COMPANY")

     39500 Orchard Hill Place

     Novi, Michigan 48375

     Attention:  General Counsel



     The Bank of New York Trust Company, N.A. (the "TRUSTEE")

     2 N. LaSalle Street, Suite 1020

     Chicago, Illinois  60630

     Attention:  Corporate Trust Administration/Roxane Ellwanger

     Dear Ladies and Gentlemen:

     In connection with our proposed transfer of $__________ aggregate principal amount of 6.125% First Mortgage Bonds, Series C, due March 31, 2036 (the "SERIES C BONDS") of the Company, we confirm that:

     (i) the offer of the Series C Bonds was not made to a person in the United States;

     (ii) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

     (iii) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

     (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Very truly yours,

     [Name of Transferor]


     By:  ______________________________
          Authorized Signature

     EXHIBIT D


     DESCRIPTION OF PROPERTIES

     The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Original Indenture: